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Exhibit 23.1

[Letterhead]
Deloitte & Touche LLP
111 S. Wacker Drive
Chicago, Illinois 60606

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of John Deere Capital Corporation on Form S-3 of our report dated December 17, 2004, appearing in the Annual Report on Form 10-K of John Deere Capital Corporation for the year ended October 31, 2004, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

September 2, 2005

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  Exhibit 23.1